SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 3, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

 FORM 8-K

BULLION RIVER GOLD CORPORATION

August 3, 2007

Item 1.01  Entry Into a Material Definitive Agreement

On April 13, 2007, Bullion River Gold Corporation (the "Company") entered into a financial transaction with party Adler of Geronimo LLC ("Geronimo") in which Geronimo transferred zero interest principal of $300,000 to Company, with repayment of that principal to be made by Company to Geronimo on June 30, 2007. The investor was also granted 300,000 Company common stock warrant shares.

In a separate, but similar, transaction dated March 30, 2007, Gorelik (the "Party") transferred zero interest principal of $250,000 under the same terms and conditions as Geronimo, including a repayment date of June 30, 2007. Party was also granted 250,000 Company common stock warrant shares.

On August 2, 2007, Geronimo and Party separately applied the foregoing principal sums to purchase a total of 916.67 ounces of gold from Company, with delivery of 500 ounces due to Geronimo and 416.67 ounces due to Party by October 15, 2007. The date for gold delivery is subject to change in light of customary mining industry processing and processor payment standards, acts of God, and other causes or events not reasonably within Company's control.

If Company does not deliver gold to Geronimo or Party as agreed, and until gold is delivered or currency is instead delivered, Company guarantees Geronimo and Party each $680 per ounce of gold purchased.

The 300,000 common stock purchase warrants (the "Warrants") issued by Company to Geronimo on April 13, 2007, and the 250,000 Warrants issued by Company to Party on March 30, 2007, are transferred and included within separate new Common Stock Purchase Warrants between Company and Geronimo and Company and Party. Under those separate documents Geronimo is granted an additional 100,000 Warrants and Party is granted an additional 73,250 Warrants. The exercise price for Geronimo and Party is $0.75 per share, and the exercise period terminates on July 13, 2009.

The validity, construction, performance and enforcement of the foregoing agreements is governed by Nevada law; and the parties consent to the jurisdiction of Nevada state and federal courts, with venue to be Reno, Washoe County, Nevada.

On July 30, Company entered into a separate agreement with Verity Absolute Return Fund LLC ("Verity") relating back to July 13, 2007, in which Company agreed to sell 250 ounces of gold to Verity for the total price of $150,000. Company agrees to deliver the gold to Verity no later than September 30, 2007. The delivery date is subject to change in light of customary mining industry processing and processor payment standards, acts of God, and other causes or events not reasonably within Company's control.

Verity is granted the right to purchase up to an additional 250 ounces of gold under delivery and other terms that may be agreed to by Company and Verity at or near the time of that sale. In the event of default, and regardless of whether gold or the currency equivalent of the purchased gold is delivered to Verity, Company guarantees Verity a price of $660.00 per ounce for gold purchased by Verity under the foregoing agreement.

In connection with its purchase of gold, Verity is granted the right to acquire up to 50,000 warrant shares of Company's common stock. The exercise price is $0.75 per share, and the exercise period expires on July 13, 2009.

The validity, construction, performance and enforcement of the Company - Verity transaction is governed by Nevada law. Jurisdiction is agreed to be in the Nevada state and federal courts, with venue to be in Reno, Washoe County, Nevada.

On August 3, 2007, Company entered into a separate agreement with Proshan ("Buyer") relating back to July 17, 2007, in which Company agreed to sell 166.333 ounces of gold to Buyer for the total price of $100,000. Company agrees to deliver the gold to Buyer no later than October 31, 2007. The delivery date is subject to change in light of customary mining industry processing and processor payment standards, acts of God, and other causes or events not reasonably within Company's control.

Buyer is granted the right to purchase up to an additional 166.333 ounces of gold under delivery and other terms that may be agreed to by Company and Buyer at or near the time of that sale. In the event of default, and regardless of whether gold or the currency equivalent of the purchased gold is delivered to Buyer, Company guarantees Buyer a price of $660.00 per ounce for gold purchased by Buyer under the foregoing agreement.

In connection with its purchase of gold, Buyer is granted the right to acquire up to 33,334 warrant shares of Company's common stock. The exercise price is $0.75 per share, and the exercise period expires on July 17, 2009.

The validity, construction, performance and enforcement of the Company - Buyer transaction is governed by Nevada law. Jurisdiction is agreed to be in the Nevada state and federal courts, with venue to be in Reno, Washoe County, Nevada.

Company is required to file a registration statement pertaining to these transactions.

Item 2.03  Creation of a Direct Financial Obligation

As specified in Item 1.01, above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 3, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer